Financial News Release

CONTACTS:
Tom Liguori	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
Tom.liguori@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES THIRD QUARTER RESULTS

•	Revenue of $130.8 million

•	GAAP earnings of $0.40 per diluted share

•	Non-GAAP earnings of $0.51 per diluted share

•	Ended quarter with $199.0 million in cash and marketable securities
Fort Collins, Colo., November 2, 2015 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the third quarter ended September 30, 2015. The company reported third quarter sales of $130.8 million compared with $136.8 million in the second quarter of 2015 and $143.1 million in the third quarter of 2014. Net income was $16.4 million or $0.40 per diluted share. Non-GAAP adjusted net income was $21.1 million or $0.51 per diluted share. A reconciliation of non-GAAP adjusted net income and earnings per share is provided in the tables below. The company ended the quarter with $199.0 million in cash and marketable securities, a sequential increase of $15.8 million.
“Near record sales to semiconductor applications drove our strong profitability and cash generation in the third quarter” said Yuval Wasserman, President and CEO of Advanced Energy. “We expect the fourth quarter slowdown in the semiconductor capital equipment market to be slightly offset by sales to our industrial applications. With the wind down of the inverter business nearly complete, we are excited at the opportunities ahead for our industry-leading technology in an expanding number of Precision Power applications.”

Results Excluding the Inverter Business
Excluding the inverter business, sales were $107.9 million in the third quarter of 2015, above the second quarter’s sales of $104.6 million and up 18.3% from $91.2 million in the third quarter of 2014. Sales to the semiconductor market increased sequentially, while industrial sales were roughly flat.
Non-GAAP operating income for the business excluding inverters was $32.4 million, or 30.1% of sales.
Inverters
Closing out the third quarter, inverter sales were $22.9 million, down from $32.2 million in the second quarter, and down 55.8% from $52.0 million in the third quarter of 2014.
Non-GAAP operating loss for Inverters was $7.5 million.
Restructuring and Tax Charges
During the quarter, the company incurred $13.2 million in charges related to the wind down of the inverter business that was announced on June 29, 2015. These include:

•	Restructuring charges of $13.9 million consisting of $8.0 million for contract settlement costs, $5.6 million for severance and related costs and $0.3 million for facility closure costs;

•	An inventory write-down of $3.4 million that is included in cost of sales; and

•	Recovery of previously impaired accounts receivable of $4.1 million that is included in Selling, General and Administrative.
The remainder of the restructuring plan is expected to be substantially complete by year end. Total year restructuring, tax and other charges related to the wind down are anticipated to be within the expected range of $260 million to $290 million. Cash costs for the wind down are expected to be $20 million to $30 million in 2015. The total year 2015 GAAP tax expense is currently anticipated to range from zero to a slight tax benefit.

Net Income (Loss)
Net income for the third quarter of 2015 was $16.4 million or $0.40 per diluted share, compared with a net loss of $232.5 million or $5.68 per diluted share in the second quarter, and net income of $12.3 million or $0.30 per diluted share in the third quarter 2014.
On a non-GAAP basis, adjusted net income for this quarter was $21.1 million or $0.51 per diluted share as compared to $17.7 million or $0.43 per diluted share in the second quarter of 2015, and $16.9 million or $0.42 per diluted share in the same period last year.
Fourth Quarter 2015 Guidance
Based on the company’s current view, guidance for the fourth quarter of 2015 is within the following ranges:

Non-GAAP
	Total Company	Inverters	Business excluding Inverters
Revenues	$88 - $102 million	$8 - $12 million	$80 - $90 million
Non-GAAP* Operating income	$10 - $12 million	$(6) - $(8) million	$16 - $20 million
Non-GAAP* Operating income as a % of revenue			20% to 22%
Non-GAAP EPS	$0.20 - $0.30
*Non-GAAP Operating income excludes restructuring charges, stock based compensation, amortization of intangibles and tax release items.
Third Quarter 2015 Conference Call
Management will host a conference call tomorrow morning, Tuesday, November 3, 2015, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide the operator with the Conference ID Number 51521886, which has been reserved for this call. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter Conference ID Number 51521886. The replay will be available for one week following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per-share earnings data. Advanced Energy’s non-GAAP measures exclude restructuring charges, acquisition-related costs, stock based compensation and amortization of intangibles and tax release items. For the fourth quarter ending December 31, 2015 guidance, the company expects stock based compensation of $0.8 million, amortization of intangibles of $1.1 million and restructuring charges ranging between $15 million and $20 million in the inverter business as the company continues to wind down the segment. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. Management uses these non-GAAP measures to evaluate business performance and for planning purposes. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the fourth quarter and year ending December 31, 2015, estimates of future costs related to the inverter business, estimates regarding the timing of completion of the wind-down of the inverter business, expectations regarding future market trends and the company’s future performance within specific markets and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) the delays of renewable energy projects; (d) expected decreases in customer orders and sales and potential disruptions in operations, supplier relationships and employee relations given the decision to wind down the Solar Inverter business; (e) the company's ability to identify and execute upon a sale of the assets or license of intellectual property (if any) of the inverter business; (f) unanticipated developments that may prevent or delay wind down or sale activities; (g) the company's ability to realize on its plan to avoid costs as it winds down the Solar Inverter business; (h) the accuracy of the company's estimates and assumptions on which its financial statement projections are based, including estimates and assumptions related to the wind down of the Solar Inverter business; (i) the impact of price changes resulting from a variety of factors; (j) the timing of orders received from customers; (k) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (l) the company’s ability to obtain materials and manufacture products; and (m) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014	2015	2015	2014

SALES	$130,800	$143,147	$136,791	$408,709	$430,380
COST OF SALES	77,763	95,204	96,513	255,650	277,230
GROSS PROFIT	53,037	47,943	40,278	153,059	153,150
	40.5%	33.5%	29.4%	37.4%	35.6%
OPERATING EXPENSES:
Research and development	11,696	15,074	14,047	39,985	44,952
Selling, general and administrative	16,484	20,223	40,546	78,784	62,782
Amortization of intangible assets	1,267	2,238	1,894	5,052	6,339
Restructuring charges	13,930	1,183	168,393	182,323	1,427
Total operating expenses	43,377	38,718	224,880	306,144	115,500
OPERATING INCOME (LOSS)	9,660	9,225	(184,602)	(153,085)	37,650
OTHER (EXPENSE) INCOME, NET	(867)	(618)	154	354	(689)
Income (loss) before income taxes	8,793	8,607	(184,448)	(152,731)	36,961
(Benefit) provision for income taxes	(7,639)	(3,695)	48,012	42,020	(702)
NET INCOME (LOSS)	$16,432	$12,302	$(232,460)	$(194,751)	$37,663

Basic weighted-average common shares outstanding	41,027	39,998	40,946	40,905	40,450
Diluted weighted-average common shares outstanding	41,319	40,470	40,946	40,905	41,102

EARNINGS PER SHARE:

BASIC EARNINGS PER SHARE	$0.40	$0.31	$(5.68)	$(4.76)	$0.93
DILUTED EARNINGS PER SHARE	$0.40	$0.30	$(5.68)	$(4.76)	$0.92

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2015	2014
ASSETS	UNAUDITED

Current assets:
Cash and cash equivalents	$184,296	$125,285
Marketable securities	14,708	3,083
Accounts receivable, net	90,755	124,150
Inventories, net	71,712	95,082
Deferred income tax assets	13,767	14,011
Income taxes receivable	5,955	5,555
Other current assets	12,224	9,588
Total current assets	393,417	376,754

Property and equipment, net	12,519	28,976

Deposits and other	1,540	2,052
Goodwill and intangibles, net	80,078	250,403
Deferred income tax assets	26,107	26,384
Total assets	$513,661	$684,569

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$50,117	$53,040
Other accrued expenses	92,622	59,530
Total current liabilities	142,739	112,570

Long-term liabilities	95,553	97,034

Total liabilities	238,292	209,604

Stockholders' equity	275,369	474,965
Total liabilities and stockholders' equity	$513,661	$684,569

* December 31, 2014 amounts are derived from the December 31, 2014 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014	2015	2015	2014
SALES:
Precision Power Products	$107,851	$91,192	$104,610	$318,300	$255,896
Inverters	22,949	51,955	32,181	90,409	174,484
Total Sales	$130,800	$143,147	$136,791	$408,709	$430,380

OPERATING INCOME (LOSS):
Precision Power Products	$30,600	$22,882	$28,632	$90,335	$64,455
Inverters	(7,010)	(12,474)	(44,841)	(61,097)	(25,378)
Total segment operating income (loss)	23,590	10,408	(16,209)	29,238	39,077
Restructuring charges	(13,930)	(1,183)	(168,393)	(182,323)	(1,427)
Other (expense) income, net	(867)	(618)	154	354	(689)
Income (loss) before income taxes	$8,793	$8,607	$(184,448)	$(152,731)	$36,961

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014	2015	2015	2014

Gross Profit, as reported	$53,037	$47,943	$40,278	$153,059	$153,150
Operating expenses, as reported	43,377	38,718	224,880	306,144	115,500
Adjustments:
Restructuring charges	(13,930)	(1,183)	(168,393)	(182,323)	(1,427)
Acquisition-related costs	—	(60)	—	—	(790)
Stock-based compensation	(803)	(1,488)	(853)	(2,245)	(4,747)
Amortization of intangible assets	(1,267)	(2,238)	(1,894)	(5,052)	(6,339)
Nonrecurring inventory impairment	(3,375)	—	(14,994)	(18,369)	—
Nonrecurring accounts receivable impairment, net of recoveries	4,068	—	(17,661)	(13,593)	—
Nonrecurring executive severance	—	—	—	—	(867)
Non-GAAP operating expenses	28,070	33,749	21,085	84,562	101,330
Non-GAAP operating income	$24,967	$14,194	$19,193	$68,497	$51,820

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014	2015	2015	2014

Income (loss), net of tax, as reported	$16,432	$12,302	$(232,460)	$(194,751)	$37,663
Adjustments, net of tax
Restructuring charges	12,927	1,102	167,063	179,990	1,327
Acquisition-related costs	—	56	—	—	718
Stock-based compensation	746	1,385	792	2,085	4,309
Amortization of intangible assets	1,175	2,084	1,757	4,687	5,778
Nonrecurring tax items	(9,499)	—	50,272	40,773	—
Nonrecurring accounts receivable impairment, net of recoveries	(3,775)	—	16,389	12,614	—
Nonrecurring inventory impairment	3,132	—	13,914	17,046	—
Nonrecurring executive severance	—	—	—	—	800
Non-GAAP income, net of tax	$21,138	$16,929	$17,727	$62,444	$50,595
*Note: The impact of the non-tax deductible goodwill impairment recorded in our second quarter exaggerated our income tax rate resulting in significant book tax expense as compared to our pre-tax book loss.  Therefore for preparation of our non-GAAP information we have applied an estimated normalized tax rate of 7.2%, which is consistent with our pre-restructuring Q1 tax rate in order to tax effect the non-GAAP items above. Additionally, we assessed the tax impact of this one time event by applying this estimated tax rate to our “book operating income excluding restructuring” in order to arrive at our Q3 estimated non-GAAP non-recurring tax add-back of ($9.5 million) and 2015 YTD estimated non-GAAP non-recurring tax add-back of $40.8 million shown above.

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014	2015	2015	2014

Diluted earnings per share, as reported	$0.40	$0.30	$(5.68)	$(4.76)	$0.92
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.11	0.12	6.11	6.27	0.31
Non-GAAP per share earnings	$0.51	$0.42	$0.43	$1.51	$1.23

OTHER SELECTED DATA (UNAUDITED)

Based on the decision by the Company to exit the inverter segment in a wind-down of operations commencing effective June 29, 2015 we have ceased allocating corporate overhead to the inverter segment as of that date. These costs include allocated costs which have historically been shared between the inverter segment and the precision power segment but which going forward will burden solely our single reporting segment, the precision power business. For comparability to assist the reader with understanding how our results would have been reported had we not had the inverter segment we have prepared the following Non-GAAP presentation. The following non-GAAP tables present historical comparative periods presented on a consistent basis with this forward looking presentation approach with respect to internal costs. We have eliminated from the historical GAAP segment presentation for inverters the corporate overhead expenses previously allocated to inverters and these costs have been reflected as burdening the Precision Power segment (reflected below in the column "Non-GAAP results excluding inverter amounts").

Reconciliation of Non-GAAP measure - Revenue & operating income excluding certain items	Three months ended September 30, 2015			Nine months ended September 30, 2015
	As reported	Amounts related to Inverter	Amounts excluding Inverter	As reported	Amounts related to Inverter	Amounts excluding Inverter
Revenues	$130,800	$22,949	$107,851	$408,709	$90,409	$318,300

Operating income (loss) as reported	$9,660	$(20,940)	$30,600	$(153,085)	$(239,934)	$86,849
Adjustments
Restructuring charges	13,930	13,930	—	182,323	182,323	—
Acquisition-related costs	—	—	—	—	—	—
Stock-based compensation	803	66	737	2,245	326	1,919
Nonrecurring tax items	—	—	—	—	—	—
Nonrecurring inventory impairment	3,375	3,375	—	18,369	18,369	—
Nonrecurring accounts receivable impairment, net of recoveries	(4,068)	(4,068)	—	13,593	13,593	—
Amortization of intangible assets	1,267	169	1,098	5,052	1,755	3,297
Non-GAAP Operating income (loss)	$24,967	$(7,468)	$32,435	$68,497	$(23,568)	$92,065

Reconciliation of Non-GAAP measure - Revenue & operating income excluding certain items	Three months ended September 30, 2014			Nine months ended September 30, 2014
	As reported	Amounts related to Inverter	Amounts excluding Inverter	As reported	Amounts related to Inverter	Amounts excluding Inverter
Revenues	$143,147	$51,955	$91,192	$430,380	$174,484	$255,896

Operating income (loss) as reported	$9,225	$(11,394)	$20,619	$37,650	$(19,616)	$57,266
Adjustments
Restructuring charges	1,183	1,183	—	1,427	1,372	55
Acquisition-related costs	60	—	60	790	—	790
Stock-based compensation	1,488	327	1,161	4,747	1,054	3,693
Amortization of intangible assets	2,238	883	1,355	6,339	3,108	3,231
Nonrecurring executive severance	—	—	—	867	—	867
Non-GAAP Operating income (loss)	$14,194	$(9,001)	$23,195	$51,820	$(14,082)	$65,902